INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report dated March 28, 2000 on the financial statements of Nova Pharmaceutical, Inc. included in and made part of the registration statement of Nova Pharmaceutical, Inc. dated May 25, 2000.


May 25, 2000

/s/ Sarna & Company
     Certified Public Accountant